The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus Supplement dated April 11, 2011

PROSPECTUS SUPPLEMENT (To prospectus dated January 25, 2010)	Filed pursuant to Rule 424(b)(5) Registration No. 333-162750

           Shares

Ashford Hospitality Trust, Inc.
     % Series E Cumulative Preferred Stock
(Liquidation Preference $25 per Share)

We are offering           shares of our     % Series E Cumulative Preferred Stock, par value $.01 per share, referred to as our Series E Preferred Stock.

We will pay cumulative dividends on the Series E Preferred Stock from and including the date of original issuance in the amount of $      per share each year, which is equivalent to     % of the $25.00 liquidation preference per share. Dividends on the Series E Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend on the Series E Preferred Stock sold in this offering will be paid on July 15, 2011.

Generally, we may not redeem the Series E Preferred Stock before April   , 2016, except to preserve our status as a real estate investment trust. On or after April   , 2016, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to and including the date of redemption. In addition, upon the occurrence of a change of control the result of which our common stock, par value $0.01 per share, and the common securities of the acquiring or surviving entity (or American Depositary Receipts (“ADRs”) representing such securities) are not listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not have the conversion right described below. Our Series E Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed by us or converted into our common stock in connection with a change of control. Investors in our Series E Preferred Stock generally have no voting rights but will have limited voting rights if we fail to pay dividends on our Series E Preferred Stock for six or more quarters (whether or not consecutive) and under certain other circumstances.

Upon the occurrence of a change of control the result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of the Series E Preferred Stock to be converted into a number of shares of our common stock equal to the lessor of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	(the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

Our Series E Preferred Stock is subject to restrictions on ownership designed to preserve our qualification as a real estate investment trust for federal income tax purposes.

We intend to file an application to list the shares of Series E Preferred Stock sold in this offering on the NYSE under the symbol “AHTPrE”.

Investing in our Series E Preferred Stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters the option to purchase up to           additional shares of Series E Preferred Stock on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Series E Preferred Stock will be made by the underwriters through the facilities of The Depository Trust Company on or about April   , 2011.

Joint Book-Running Managers

Citi	BofA Merrill Lynch	UBS Investment Bank

Senior Co-Managers

Deutsche Bank Securities	Stifel Nicolaus Weisel

Co-Managers

Baird	Credit Agricole CIB	Credit Suisse	FBR Capital Markets	KeyBanc Capital Markets

The date of this prospectus supplement is April   , 2011.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus in making a decision about whether to invest in our Series E Preferred Stock. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. We are offering to sell, and seeking offers to buy, shares of our Series E Preferred Stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is only accurate as of the respective dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our Series E Preferred Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2010, as well as the documents incorporated by reference into the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. All references to “we,” “our” and “us” in this prospectus supplement mean Ashford Hospitality Trust, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

The Company

We are a Maryland corporation that was formed in May 2003 to invest in the hospitality industry at all levels of the capital structure. As of December 31, 2010, we owned 94 hotel properties directly and six hotel properties through majority-owned investments in joint ventures, which represented a total of 21,734 total rooms, or 21,392 net rooms excluding those attributable to joint venture partners, and, on a pro forma basis giving effect to our March 10, 2011 acquisition of our interest in the 28-hotel portfolio of Highland Hospitality (the “Highland Hospitality Portfolio”), we owned 94 hotel properties directly and 34 hotel properties through majority-owned investments in joint ventures, which represented a total of 29,816 total rooms, or 27,190 net rooms, excluding those attributable to joint venture partners. Our hotels are primarily operated under the widely recognized upper-upscale and upscale brands within the Hilton, Marriott, Starwood and Intercontinental chains, and all of our hotel properties are located in the United States.

We acquired our interest in the Highland Hospitality Portfolio through a newly-formed joint venture between us and Prudential Real Estate Investors, which effected a consensual foreclosure and restructuring of certain mezzanine and senior loans on the portfolio. We own an approximate 71.74% interest in the joint venture. The Highland Hospitality Portfolio consists of 17 full-service, upper-upscale and luxury hotels, comprising 5,684 rooms and feature brands such as Ritz-Carlton, Marriott, Hilton, Hyatt, Renaissance, Sheraton and Westin. The remaining 11 hotels in the Highland Hospitality Portfolio have 2,400 rooms and include brands such as Crowne Plaza, Hilton Garden Inn, Courtyard, Residence Inn and Hampton Inn, as well as three unbranded hotels.

As of December 31, 2010, we also owned mezzanine and first-mortgage loans receivable with a carrying value, net of impairments, of $20.9 million. In April 2011, our mezzanine loan related to the 105 hotel portfolio owned by Whitehall Street Real Estate Funds, an affiliate of Goldman Sachs Group (the “Tharaldson Loan”) was paid off at a discount. We received $22.1 million and used $20.0 million to repay a portion of our senior credit facility.

Our long-term investment strategies continue to focus on the upscale and upper-upscale segments within the lodging industry, while our current key priorities and financial strategies include, among other things, restructuring and liquidating positions in mezzanine loans, pursuing capital market activities to enhance long-term stockholder value, implementing selective capital improvements designed to increase profitability, and financing or refinancing hotels on competitive terms. We believe that as hotel supply and demand and capital market cycles change, we will be able to shift our investment strategies to take advantage of lodging-related investment opportunities as they develop. During the recent economic crisis, we implemented numerous cost savings measures along with strategies to modify or extend our debt. We also repurchased shares of our common and preferred stock during a time that we believed the stock was undervalued.

As the business cycle changes and the hotel markets improve, we intend to continue to invest in a variety of lodging-related assets based upon our evaluation of diverse market conditions including our cost of capital and the expected returns from those investments. These investments may include: (i) direct hotel investments; (ii) mezzanine financing through origination or acquisition in secondary markets; (iii) first-lien mortgage financing through origination or acquisition in secondary markets; and (iv) sale-leaseback transactions. Currently, we do not limit our acquisitions to any specific geographical market within the United States.

We are self-advised and own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership. We are the sole general partner of our operating partnership.

We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is http://www.ahtreit.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The Issuer	Ashford Hospitality Trust, Inc.

Securities Offered	shares of % Series E Cumulative Redeemable Preferred Stock ( shares if the underwriters exercise their over-allotment option in full). We reserve the right to reopen this series and issue additional shares of Series E Preferred Stock either through public or private sales at any time and from time to time.

Dividends	Dividends on the Series E Preferred Stock are cumulative from the date of original issuance and are payable quarterly, when and as declared, at the rate of % of the $25.00 liquidation preference per year (equivalent to an annual dividend rate of $ per share). Dividends will be payable quarterly on the 15th day of January, April, July and October of each year, or if such day is not a business day, the next succeeding business day. The first dividend on the Series E Preferred Stock sold in this offering will be paid on July 15, 2011 and will accrue from the date of the closing of this offering.

No Maturity	The Series E Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series E Preferred Stock. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series E Preferred Stock have a conversion right, such holders decide to convert the Series E Preferred Stock.

Optional Redemption	On and after April , 2016, we may redeem the Series E Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends, if any, to, but not including, the redemption date. Except with respect to the special optional redemption described above, and in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT, the Series E Preferred Stock will not be redeemable prior to April , 2016.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series E Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

• the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series E Preferred Stock will not have any right to convert the Series E Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series E Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series E Preferred Stock — Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.

Liquidation Preference	If we liquidate, dissolve or windup our operations, the holders of our Series E Preferred Stock will have a right to receive $25.00 per share, plus an amount equal to accumulated, accrued and unpaid dividends (whether or not declared) to the date of payment, before any payment is made to the holders of our common stock or any of our other equity securities ranking junior to the Series E Preferred Stock. The rights of the holders of the Series E Preferred Stock to receive the liquidation preference will be subject to the rights of holders of our debt, holders of any equity securities senior in liquidation preference to the Series E Preferred Stock and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series E Preferred Stock, including our Series A Cumulative Preferred Stock, Series B-1 Cumulative Convertible Redeemable Preferred Stock and Series D Cumulative Preferred Stock.

Ranking	The Series E Preferred Stock ranks senior to our common stock and future junior securities, equal with each series of our outstanding preferred stock (our Series A Cumulative Preferred Stock, Series B-1 Cumulative Convertible Redeemable Preferred Stock and Series D Cumulative Preferred Stock) and with any future parity securities and junior to future senior securities and to all our existing and future indebtedness, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up.

Voting Rights	Holders of Series E Preferred Stock generally have no voting rights except as required by law. However, whenever dividends on the Series E Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series E Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on the outstanding Series E Preferred Stock have been paid or declared and set apart for payment. In addition, the issuance of future senior stock or certain charter amendments whether by merger, consolidation or business combination or otherwise materially adversely affecting the rights of holders of Series E Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series E Preferred Stock and shares of any class or series of stock ranking on a parity with the Series E Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Ownership Limit	Subject to certain exceptions, no person may own, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Series E Preferred Stock, unless our board of directors grants a waiver of such limitation.

Information Rights	During any period that we are not subject to the reporting requirements of the Exchange Act, and any Series E Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock copies of the annual reports and quarterly reports that we would have been required to file with the Securities and Exchange Commission (“SEC”), pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Stock. We will mail (or otherwise transmit or provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We intend to file an application to list the Series E Preferred Stock on the NYSE under the symbol “AHTPrE.” If the listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Stock.

Use of Proceeds	We intend to use the net proceeds from the sale of the Series E Preferred Stock to redeem or repurchase all or a portion of our Series B-1 Cumulative Convertible Redeemable Preferred Stock, referred to as the Series B-1 Preferred Stock, all of the shares of which are currently held by Security Capital Preferred Growth Incorporated, with the remaining proceeds to be used to repay a portion of our outstanding borrowings under our existing senior credit facility or for other general corporate purposes. See “Use of Proceeds” beginning on page S-10 of this prospectus supplement.

Conflicts of Interest	As described in “Use of Proceeds,” we may use a portion of the net proceeds from this offering to reduce amounts outstanding under our existing senior credit facility. Affiliates of certain of the underwriters are lenders under our senior credit facility and will receive a pro rata portion of the net proceeds from this offering to the extent that we use any such proceeds to reduce the outstanding balance under such facility. See “Underwriting (Conflicts of Interest).”

Settlement	Delivery of the shares of Series E Preferred Stock will be made against payment therefor on or about April , 2011.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2010 for risks that you should consider before purchasing shares of our Series E Preferred Stock.

RISK FACTORS

An investment in the Series E Preferred Stock involves various risks, including those described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Prospective investors should carefully consider such risk factors, together with all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in determining whether to purchase the Series E Preferred Stock offered hereby.

Our Series E Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series E Preferred Stock, and by other transactions.

The Series E Preferred Stock is subordinate to all of our existing and future debt. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock in one or more series. The issuance of additional preferred stock on parity with or senior to the Series E Preferred Stock would dilute the interests of the holders of the Series E Preferred Stock, and any issuance of preferred stock senior to the Series E Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series E Preferred Stock. Other than the conversion right afforded to holders of Series E Preferred Stock that may occur in connection with a change of control as described under “Description of the Series E Preferred Stock — Conversion Rights” and other than the limited voting rights as described under “Description of the Series E Preferred Stock — Voting Rights” below, none of the provisions relating to the Series E Preferred Stock relate to or limit our indebtedness or afford the holders of the Series E Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series E Preferred Stock.

The Series E Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series E Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series E Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series E Preferred Stock, which could adversely impact the market price of the Series E Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series E Preferred Stock.

As a holder of Series E Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series E Preferred Stock will be limited. Shares of our common stock and shares of our Series B-1 Preferred Stock are currently the only classes of our stock carrying full voting rights. Voting rights for holders of Series E Preferred Stock exist primarily with respect to adverse changes in the terms of the Series E Preferred Stock, the creation of additional classes or series of preferred stock that are senior to the Series E Preferred Stock and our failure to pay dividends on the Series E Preferred Stock.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a change of control the result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ, holders of the Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of their Series E Preferred Stock into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series E Preferred Stock. See “Description of the Series E Preferred Stock — Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series E Preferred Stock converted. If the Common Stock Price is less than $      (which is approximately     % of the per-share closing sale price of our common stock reported on the NYSE on April   , 2011), subject to adjustment, the holders will receive a maximum of           shares of our common stock per share of Series E Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series E Preferred Stock. In addition, those features of the Series E Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series E Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series E Preferred Stock, listing on the NYSE does not guarantee a market for our Series E Preferred Stock, and the market price and trading volume of our Series E Preferred Stock may fluctuate significantly.

The Series E Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series E Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series E Preferred Stock for listing. Even if the NYSE approves the Series E Preferred Stock for listing, an active trading market on the NYSE for the Series E Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series E Preferred Stock could be materially and adversely affected. If an active trading market does develop on the NYSE, a number of factors may adversely influence the price of the Series E Preferred Stock in public markets, including our history of paying dividends on the our preferred stock, variations in our financial results, the market for similar securities, investors’ perceptions of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the Series E Preferred Stock carries a fixed dividend rate, its value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of Series E Preferred Stock to demand a higher yield on the price paid for the Series E Preferred Stock, which could adversely affect the market price of the Series E Preferred Stock. Although we intend to list the Series E Preferred Stock on the NYSE, the daily trading volume of the Series E Preferred Stock may be lower than the trading volume of other securities. As a result, investors who desire to liquidate substantial holdings of the Series E Preferred Stock at a single point in time may find that they are unable to dispose of their shares in the market without causing a substantial decline in the market price of such shares.

The current financial crisis and general economic slowdown has harmed the operating performance of the hotel industry generally. If these or similar events continue or occur again in the future, our operating and financial results may be harmed by declines in occupancy, average daily room rates and/or other operating revenues.

The performance of the lodging industry has traditionally been closely linked with the performance of the general economy and, specifically, growth in the U.S. gross domestic product. A majority of our hotels are classified as upper upscale. In an economic downturn, these types of hotels may be more susceptible to a decrease in revenue, as compared to hotels in other categories that have lower or higher room rates. This characteristic may result from the fact that upscale and upper upscale hotels generally target business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting travel or seeking to reduce costs on their trips. Likewise, the volatility in the credit and equity markets and the economic recession will continue to have an adverse effect on our business.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by our company, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	completion of any pending transactions;

•	expected liquidity needs and sources (including capital expenditures and our ability to obtain financing or raise capital);

•	our understanding of our competition;

•	market and industry trends;

•	projected revenues and expenses; and

•	the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our Series E Preferred Stock. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in this prospectus supplement, the accompanying prospectus and in the information incorporated herein by reference, including those set forth under the sections in such documents titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties;”

•	general volatility of the capital markets and the market price of our securities;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates or the general economy; and

•	the degree and nature of our competition.

When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, as applicable, and except as otherwise required by federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We expect that the net proceeds to us from the sale of the Series E Preferred Stock offered hereby (after deducting the underwriting discounts and commissions and our estimated offering expenses) will be approximately $      million (approximately $   million if the underwriters exercise their over-allotment option). We intend to use the net proceeds to repurchase a portion of our Series B-1 Preferred Stock, all of the shares of which are currently held by Security Capital Preferred Growth Incorporated, with the remaining proceeds to be used to repay a portion of our outstanding borrowings under our existing senior credit facility or for other general corporate purposes.

We currently have 7,247,865 shares of Series B-1 Preferred Stock outstanding. We are required to pay the Series B-1 Preferred Stock holders cumulative quarterly cash dividends of $0.14 per share, which equates to a 5.561% annual return on the liquidation value of the Series B-1 Preferred Stock. If at any time, our quarterly common stock dividend is greater than $0.14 per share, the Series B-1 Preferred Stock holders would be entitled to receive a quarterly dividend per share equal to that paid to the common stockholders per share. We intend to use proceeds of this offering to repurchase shares of our Series B-1 Preferred Stock.

We have the right to redeem all or a portion of the outstanding Series B-1 Preferred Stock at any time for a redemption price of $10.07 per share plus all accumulated, accrued and unpaid dividends through the redemption date. To effect such redemption, we must give the Series B-1 Preferred Stockholder not less than 30 days’ advance written notice. The aggregate redemption price if we elected to redeem all outstanding Series B-1 Preferred Stock would be approximately $73.0 million before accrued and unpaid dividends. Holders of the Series B-1 Preferred Stock may elect to convert their shares into shares of our common stock at any time, including after we give notice of redemption, at a conversion price of $10.07 per share, compared to the closing price of our common stock on the NYSE as of April   , 2011 of $      per share. We do not have the right to redeem the common stock into which the Series B-1 may be converted.

We also have the right to repurchase all or a portion of the outstanding Series B-1 Preferred Stock pursuant to a repurchase agreement with the sole holder of our Series B-1 Preferred Stock. The per share repurchase price for our Series B-1 Preferred Stock under the repurchase agreement is equal to the greater of (i) the volume weighted average price (as defined in the repurchase agreement) of a share of our common stock for the five trading days immediately preceding the closing date of the repurchase and (ii) $10.07 per share. If, based on the formula for the repurchase price, the aggregate repurchase price for all of the shares of Series B-1 Preferred Stock to be repurchased would exceed an amount equal to $10.07 multiplied by the number of shares to be repurchased (the “Maximum Repurchase Price”), the number of shares of Series B-1 Preferred Stock to be repurchased will be equal to the greatest number of whole shares having an aggregate Repurchase Price equal to or less than the Maximum Repurchase Price. Any remaining shares subject to the repurchase notice will be converted into shares of our common stock as though the holder of the Series B-1 Preferred Stock had exercised its conversion right with respect to such shares. We have until April 18, 2011 to exercise our repurchase right, for a repurchase date not less than 30 nor more than 90 calendar days following the date of the repurchase notice. Under certain circumstances the holder of the Series B-1 Preferred Stock has the right to accelerate the repurchase. To the extent we do not provide notice of our option to exercise our right to repurchase Series B-1 Preferred Stock to the holder of the Series B-1 Preferred Stock on or before April 18, 2011, our repurchase right will terminate, but we will still have the right to redeem the Series B-1 Preferred Stock as described above. In connection with this offering, we currently anticipate exercising our rights under the repurchase agreement instead of exercising our redemption right.

To the extent we use the proceeds to repay a portion of our outstanding borrowings under our existing senior credit facility with the net proceeds of this offering, we expect to pay down up to $      million of our senior credit facility which bears an interest rate of LIBOR plus between 2.75% and 3.5% per annum, depending on our current loan-to-value ratio and matures in April 2012. As of March 31, 2011, we had approximately $45 million of outstanding indebtedness under that facility, bearing interest at a rate of 3.24% per annum.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc. act as lenders under our existing senior credit facility. As described above, we may use a portion of the net proceeds of this offering to repay borrowings outstanding under our senior credit facility, and such affiliates of the underwriters therefore may receive a portion of the net proceeds from this offering through the repayment of those borrowings.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends, as adjusted for discontinued operations, for each of the periods indicated:

	Year Ended December 31,
	2010		2009		2008	2007		2006

Ratio of earnings to combined fixed charges and preferred stock dividends		*		*	1.43		*	1.33

*	For these periods, earnings were less than combined fixed charges and preferred stock dividends, and the coverage deficiency was approximately $74,730,000, $210,480,000 and $21,326,000 for the years ended December 31, 2010, 2009 and 2007, respectively.

For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the amount of coverage deficiency, earnings are computed as pre-tax income from continuing operations before equity method earnings or losses from equity investees plus: (a) fixed charges less preferred unit distribution requirements included in fixed charges but not deducted in the determination of earnings, as adjusted for discontinued operations, pre-tax income from continuing operations and (b) distributed income of equity investees. Fixed charges consist of (a) interest expenses, as no interest was capitalized in the periods presented, (b) amortization of debt issuance costs, discount or premium, (c) the interest component of rent expense, and (d) preferred dividends requirements of a majority-owned subsidiary.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2010 (i) on an actual basis; (ii) on a pro-forma basis giving effect to (a) the net effect of all pay-downs on our senior credit facility since December 31, 2010, including a $20.0 million pay-down with the proceeds of the payoff of the Tharaldson Loan, (b) the sale of three hotels and the related debt repayments, (c) the purchase by the underwriter of 300,000 shares of our common stock upon partial exercise of the underwriter’s 1,125,000-share over-allotment option granted in connection with an offering by us of 7,500,000 shares of our common stock made pursuant to a prospectus supplement which was filed with the Commission pursuant to Rule 424(b)(2) on December 14, 2010, and (d) grants of shares of our common stock under our stock incentive plan since December 31, 2010; and (iii) on pro-forma basis, as adjusted to give effect to the consummation of this offering and the use of the net proceeds therefrom (assuming the application of the estimated net proceeds of $      to repurchase our Series B-1 Preferred Stock at the market price of $      per share as of April   , 2011. Our acquisition of the Highland Hospitality Portfolio has no impact on the capitalization table shown below because the portfolio is held in an unconsolidated joint venture.

You should read the information included in the table below in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2010
			Pro-Forma as
	Actual	Pro-Forma	Adjusted
	(In thousands)
	(Unaudited)

Debt:
Indebtedness	$2,568,783	$2,428,560	$
Commitments and Contingencies:
Preferred stock, $0.01 par value:
Series B-1 Cumulative Convertible Redeemable Preferred Stock, 7,247,865 shares issued and outstanding, no shares outstanding, as adjusted	72,986	72,986	—
Redeemable noncontrolling interests in operating partnership	126,722	125,757	125,757
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 1,487,900 shares issued and outstanding	15	15	15
Series D Cumulative Preferred Stock 8,966,797 shares previously issued and outstanding	90	90	90
Series E Cumulative Redeemable Preferred Stock, none previously issued and outstanding and, as to the pro forma as adjusted column only, the shares being offered hereby	—	—
Common Stock, $0.01 par value, 200,000,000 shares authorized, 123,403,896 shares issued and 58,999,324 shares outstanding at December 31, 2010	1,234	1,235
Additional paid-in capital	1,552,657	1,554,332
Accumulated other comprehensive loss	(550)	(550)	(550)
Accumulated deficit	(543,788)	(536,800)	(536,800)
Treasury stock, at cost, 64,404,569 shares at December 31, 2010	(192,850)	(190,948)	(190,948)
Noncontrolling interests in consolidated joint ventures	16,710	16,710	16,710

Total Equity	833,518	844,084

Total Capitalization	$3,602,009	$3,471,387

DESCRIPTION OF THE SERIES E PREFERRED STOCK

The following summary of the terms and provisions of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter and the articles supplementary establishing the Series E Preferred Stock, each of which is an exhibit to the registration statement of which this prospectus supplement is a part. This description of the particular terms of the Series E Preferred Stock supplements, and to the extent inconsistent therewith, supersedes, the description of the general terms and provisions of the Series E Preferred Stock set forth in the accompanying prospectus.

General

We are authorized to issue up to 50 million shares of preferred stock from time to time, in one or more series or classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of directors may determine prior to issuance thereof by adoption of articles supplementary to our charter without any further vote or action by our stockholders. As of March 31, 2011, 1,487,900 shares of our Series A Cumulative Preferred Stock, 7,247,865 shares of our Series B-1 Cumulative Redeemable Preferred Stock and 8,966,797 shares of our Series D Cumulative Preferred Stock are outstanding. See “Description of Our Preferred Stock” in the accompanying prospectus.

This summary of the terms and provisions of the Series E Preferred Stock is not complete. Our board of directors will adopt articles supplementary designating the terms of the Series E Preferred Stock, and you may obtain a complete copy of the articles supplementary designating the Series E Preferred Stock by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our board of directors may authorize the issuance and sale of additional Series E Preferred Stock from time to time.

We intend to file an application list the Series E Preferred Stock on the NYSE under the symbol “AHTPrE.” If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Stock.

Ranking

The Series E Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, (i) prior or senior to any class or series of our common stock and any other class or series of equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with each of our outstanding series of preferred stock (our Series A Cumulative Preferred Stock, our Series B-1 Cumulative Convertible Redeemable Preferred Stock and our Series D Cumulative Preferred Stock) and any other class or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series E Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; (iii) junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

We will contribute the proceeds from the sale of the Series E Preferred Stock from this offering to our operating partnership in exchange for preferred partnership units in our operating partnership having the same rights and preferences as the Series E Preferred Stock, referred to as Series E Preferred Units. Our operating partnership will be required to make all required dividends on the Series E Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series E Preferred Units as to distributions and liquidation, except for any preferred units ranking senior to the Series E Preferred Units as to distributions and liquidations that we may issue and except for dividends required to enable us to maintain our qualification as a REIT.

Dividends

Holders of Series E Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for payment, cash dividends at the rate of     % per year on the $25.00 liquidation preference (equivalent to $      per year per share). Such dividends will be cumulative from the date of original issuance, whether or not in any dividend period or periods (x) such dividends shall be declared, (y) there shall be funds legally available for the payment of such dividends or (z) any agreement that prohibits our payment of such dividends, and shall be payable quarterly on the 15th day of January, April, July and October of each year (or, if not a business day, the next succeeding business day). The first dividend on the Series E Preferred Stock sold in this offering will be paid on July 15, 2011 and will accrue from the date of the closing of this offering. Any dividend payable on the Series E Preferred Stock for any partial dividend period (including the dividend payable on July 15, 2011) will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series E Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series E Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series E Preferred Stock or any other class or series of parity stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series E Preferred Stock and any other class or series of parity stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series E Preferred Stock and accumulated, accrued and unpaid on such parity stock. Except as set forth in the preceding sentence, unless dividends on the Series E Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of parity stock. Unless full cumulative dividends on the Series E Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares junior in rank to the Series E Preferred Stock or options, warrants or rights to subscribe for or purchase such junior stock) shall be declared or paid or set apart for payment by us with respect to any junior stock, nor shall any junior stock or parity stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any junior stock or parity stock (except by conversion or exchange for junior stock, or options, warrants or rights to subscribe for or purchase junior stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of junior stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any parity or junior stock or (ii) redeeming, purchasing or otherwise acquiring any parity or junior stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

Our lines of credit contain restrictive covenants which may limit, among other things, our ability to pay dividends or make other restricted payments. Other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those applicable to our existing lines of credit.

No dividends on Series E Preferred Stock shall be authorized by our board of directors or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code) any portion of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series E Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the total dividends. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series E Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our company), by dividend, redemption or otherwise, is permitted, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series E Preferred Stock (as discussed below) will not be added to our total liabilities.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution shall be made to or set apart for the holders of any junior stock, the holders of Series E Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of final distribution to such holders. Until the holders of the Series E Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of final distribution to such holders, no payment shall be made to any holder of junior stock upon the liquidation, dissolution or winding up of our company. If upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Stock and any such other parity stock ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale or transfer of all or substantially all of our assets or a statutory stock exchange.

Upon any liquidation, dissolution or winding up of our company, after payment of the liquidating distribution shall have been made in full to the holders of Series E Preferred Stock as described above, the holders of the Series E Preferred Stock will have no right or claim to our remaining assets.

Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “— Restrictions on Ownership,” we cannot redeem the Series E Preferred Stock prior to April   , 2016. On and after April   , 2016, we may redeem the Series E Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accrued and unpaid dividends to, but not including, the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series E Preferred Stock have not been paid or declared and set apart for payment, no Series E Preferred Stock may be redeemed unless all outstanding Series E Preferred Stock are simultaneously redeemed; provided, however, that we shall not be prevented from purchasing Series E Preferred Stock pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes. Additionally, unless full cumulative dividends on all outstanding shares of Series E Preferred Stock have been paid or declared and set apart for payment, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock (except by conversion into or exchange for junior stock); provided, however, that we shall not be prevented from purchasing Series E Preferred Stock pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT for federal income tax purposes.

Notice of redemption of the Series E Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; and (iv) the place or places where certificates (if any) for such shares of Series E Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series E Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “— Restrictions on Ownership.”

Subject to applicable law and the limitation on purchases when dividends on the Series E Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series E Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series E Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued and unclassified preferred stock and may be reissued or reclassified by us in accordance with the applicable provisions of our charter.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series E Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not have the conversion right described below under “— Conversion Rights.”

We will mail to you, if you are a record holder of the Series E Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series E Preferred Stock to be redeemed;

•	the place or places where the certificates (if any) for the Series E Preferred Stock are to be surrendered for payment;

•	that the Series E Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of the Series E Preferred Stock to which the notice relates will not be able to tender such Series E Preferred Stock for conversion in connection with the Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control

Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series E Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series E Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series E Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series E Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.

The holders of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series E Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series E Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock as described under “— Redemption” or “— Special Optional Redemption,” to convert some or all of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	(the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ overallotment option to purchase additional shares of Series E Preferred Stock is exercised, will not exceed           in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Stock will receive upon conversion of such Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series E Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series E Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Stock, holders will not be able to convert

Series E Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series E Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series E Preferred Stock to be converted; and

•	that the Series E Preferred Stock is to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; or (ii) the average of the closing prices for our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series E Preferred Stock;

•	if certificated Series E Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and

•	the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series E Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series E Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “— Redemption” and “— Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series E Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock will be entitled to convert such Series E Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series E Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

If and whenever dividends on any shares of Series E Preferred Stock or any series or class of parity stock shall be in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting our board of directors shall be increased by two and the holders of such Series E Preferred Stock (voting together as a single class with all other parity stock of any other class or series which is entitled to similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series E Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 10% or more of the Series E Preferred Stock. Whenever dividends in arrears on outstanding Series E Preferred Stock and any other voting preferred stock shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Stock to elect such additional two directors shall cease and the terms of office of such directors shall terminate and the number of directors constituting the board of directors shall be reduced accordingly.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series E Preferred Stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, voting as a single class, in addition to any other vote required by the charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series E Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the articles supplementary establishing the Series E Preferred Stock, whether by merger, consolidation or other business combination or otherwise, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series E Preferred Stock. Neither (i) an amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series E Preferred Stock nor (ii) any merger, consolidation or other business combination, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such event, we may not be the surviving entity, shall be deemed to materially adversely affect the powers, rights or preferences of the holders of Series E Preferred Stock. No such vote of the holders of Series E Preferred Stock as described above shall be required if provision is made to redeem all Series E Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series E Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class, then the Series E Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.

Information Rights

During any period that we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series E Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC, pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership

For us to maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Furthermore, if any stockholder or group of stockholders of any lessee of our hotels, owns, actually or constructively, 10% or more of our shares of capital stock, such lessee could become a related-party tenant of ours, which likely would result in the loss of our qualification as a REIT. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or, with respect to any class or series of shares of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, including the Series E Preferred Stock. See “Description of our Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus for additional discussion.

ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

Tax Legislation

Recently enacted legislation imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our shares received by U.S. holders (as defined under the heading “Federal Income Tax Consequences of Our Status as a REIT — Taxation of Taxable U.S. Holders” in the accompanying prospectus) who own their shares through foreign accounts or foreign intermediaries and certain non-U.S. holders (as defined under the heading “Federal Income Tax Consequences of Our Status as a REIT — Taxation of Non-U.S. Holders” in the accompanying prospectus) if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

For taxable years beginning after December 31, 2012, recently enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. Prospective investors are urged to consult with their tax advisors regarding the possible implications of the legislation in their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series E Preferred Stock set forth opposite the underwriter’s name.

Number of
Name	Shares

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Deutsche Bank Securities Inc.
Stifel, Nicolaus & Company, Incorporated
Robert W. Baird & Co. Incorporated
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
FBR Capital Markets & Co.
KeyBanc Capital Markets Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of Series E Preferred Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per share on sales to other dealers. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to           additional shares of Series E Preferred Stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed not to, directly or indirectly (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of any of our preferred securities or securities convertible or exchangeable for our preferred securities, or sell or grant options, rights or warrants with respect to any preferred securities or securities convertible or exchangeable for preferred securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such preferred securities, (iii) file or participate in the filing of a registration statement with respect to the registration of any of our preferred securities or securities convertible, exercisable or exchangeable into any of our preferred securities or (iv) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representatives, subject to certain limited exceptions.

We intend to apply to list our Series E Preferred Stock on the NYSE under the symbol “AHTPrE.” If this application is approved, trading of our Series E Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of our Series E Preferred Stock. The underwriters have advised us that they intend to make a market in our Series E Preferred Stock prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise

Per share	$	$
Total	$	$

The expenses of this offering that are payable by us are estimated to be approximately $300,000 (excluding underwriting discount).

In connection with the offering, the underwriters may purchase and sell shares of the Series E Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc. act as lenders under our existing senior credit facility. We may use a portion of the proceeds from this offering to reduce our current borrowings under our senior credit facility, which proceeds would be received by such affiliates of the underwriters. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

It is expected that delivery of the shares of Series E Preferred Stock will be made against payment therefor on April   , 2011.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth LLP, Dallas, Texas. In addition, the description of federal income tax consequences contained in the section of this prospectus supplement entitled “Additional Federal Income Tax Consequences” and the accompanying prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Andrews Kurth LLP. Certain legal matters related to the offering will be passed upon for the underwriters by DLA Piper LLP (US). Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Andrews Kurth LLP and DLA Piper LLP (US) will rely on the opinion of Hogan Lovells US LLP as to certain matters of Maryland law.

EXPERTS

The consolidated financial statements of Ashford Hospitality Trust, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2010 (including schedules appearing therein), and the effectiveness of Ashford Hospitality Trust, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of the Highland Hospitality Hotels included in our Current Report on Form 8-K/A, filed on April 6, 2011, have been incorporated by reference into this prospectus supplement and the accompanying prospectus in reliance on the report of PricewaterhoseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting, which reports are also incorporated by reference into this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$500,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

Under this prospectus, we may offer, from time to time, in one or more series or classes, the securities described in this prospectus. The total offering price of securities described in this prospectus will not exceed $500,000,000.

We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities. Our common stock is listed on the New York Stock Exchange under the symbol “AHT.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 2 for information regarding risks associated with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

OUR COMPANY

We are a Maryland corporation that invests in the hospitality industry at all levels of the capital structure. As of September 30, 2009, our hotel portfolio includes 103 hotel properties in 27 states and Washington D.C., six of which we own through equity investments with joint venture partners. Our hotels are operated under the widely recognized upper-upscale brands of Crown Plaza, Hilton, Hyatt, Marriott, Sheraton and Westin. Also, as of September 30, 2009, we own approximately $66.7 million of mezzanine or first-mortgage loans receivable and a 25% interest in a joint venture with Prudential Real Estate Investors, formed in January 2008, which owns $79.4 million of mezzanine loans.

Our investment strategies focus on the upscale and upper-upscale segments within the lodging industry. However, we also believe that as hotel supply, demand and capital market cycles change, we will be able to shift our investment strategies to take advantage of newly created lodging-related investment opportunities as they develop. Currently, we do not limit our acquisitions to any specific geographical market within the United States.

In response to the recent financial market crisis, we have undertaken a series of actions to manage the sources and uses of our funds in an effort to navigate through challenging market conditions while still pursuing opportunities that can create long-term shareholder value. In this effort, we have attempted to proactively address value and cash flow deficits among certain of our mortgaged hotels, with a goal of enhancing shareholder value through loan amendments, or in certain instances, consensual transfers of hotel properties to the lenders in satisfaction of the related debt, some of which will likely result in impairment charges. In December 2009, after fully cooperating with the servicer for a consensual foreclosure or deed in lieu of foreclosure, we agreed to transfer possession and control of the Hyatt Regency Dearborn to a receiver. Additionally, we are continuing to negotiate a consensual transfer of the Westin O’Hare hotel to the related lender. In each of these instances, the hotel was not generating sufficient cash flow to cover its debt service and was not expected to generate sufficient cash flow to cover its debt service for the foreseeable future. The loans secured by these hotels, subject to certain customary exceptions, were non-recourse to us. We may continue to proactively address value and cash flow deficits in a similar manner as necessary and appropriate.

We intend to continue to invest in a variety of lodging-related assets based upon our evaluation of diverse market conditions. These investments may include: (i) direct hotel investments; (ii) mezzanine financing through origination or acquisition in secondary markets; (iii) first-lien mortgage financing through origination or acquisition in secondary markets; and (iv) sale-leaseback transactions.

We are self-advised and own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership. We are the sole general partner of our operating partnership.

We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. Because of limitations imposed on REITs in operating hotel properties, third-party managers manage each of our hotel properties. Our employees perform, directly through our operating partnership, various acquisition, development, redevelopment, asset management, accounting and corporate management functions. All persons employed in the day-to-day operations of our hotels are employees of the management companies engaged by our lessees, and are not our employees.

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is http://www.ahtreit.com. The contents of our website are not a part of this prospectus. Our shares of common stock are traded on the New York Stock Exchange, or the “NYSE,” under the symbol “AHT.”

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities. In addition, the following risk factors describe additional important risks and uncertainties that you should consider.

If the current economic downturn continues and the underlying hotel properties supporting our mezzanine loan portfolio are unable to generate enough cash flows for the scheduled payments, there is a possibility that our remaining mezzanine loan portfolio could be written off in its entirety, which may adversely affect our operating results.

When we implemented our mezzanine loan investment strategy, we performed the underwriting stress test based on worst case scenarios similar to what the hotel industry experienced post 9/11. However, the magnitude of the current economic downturn far exceeds our underwriting sensitivity. As a result, as of September 30, 2009, we have recorded impairment charges with respect to our mezzanine loan portfolio of approximately $149.3 million in 2009, and if the current economic downturn continues, we may record additional impairment charges to this portfolio equal to as much as the remaining balance of our mezzanine loan portfolio. If such a write-off were to occur, it would impact our interest income by up to $4.9 million annually.

Continued significant impairment charges could result in our failure to satisfy certain financial ratios, which could trigger additional rights for the holder of our Series B-1 Preferred Stock.

Our Series B-1 preferred stockholder has certain contractual rights in the event we are unable to satisfy certain financial ratios, and such inability remains uncured for more than 120 days. The end of the 120 day cure period, without a cure or waiver, would severely restrict our ability to operate our company without triggering a covenant violation. Specifically, we would be restricted from issuing preferred securities, incurring additional debt or purchasing or leasing real property without triggering a covenant violation under the articles supplementary governing the Series B-1 preferred stock.

The impairment charges incurred during 2009 resulted in an adjusted EBITDA calculation that could have prevented us from satisfying one financial ratio. As a result, without a cure or waiver, we may have been obligated to restrict operations beginning in the third quarter of 2009 or risk triggering a covenant violation. However, Security Capital Preferred Growth Incorporated, the sole holder of our Series B-1 preferred stock, reviewed the specific impairment charges and consented to specific exclusions of the impairments as they impact the financial ratio calculations for the affected periods. If we incur additional impairment charges, including impairment charges we expect to incur in connection with the continuing Westin O’Hare hotel negotiations, there is no assurance that Security Capital will grant a similar waiver.

If a covenant violation does occur, we will be obligated to pay an additional $0.05015 per share quarterly dividend on our Series B-1 preferred stock (approximately $373,510 aggregate increase per quarter), and the Series B-1 preferred stockholder will gain the right to appoint two board members.

The assets associated with certain of our derivative transactions do not constitute qualified REIT assets and the related income will not constitute qualified REIT income. Significant fluctuations in the value of such assets or the related income could jeopardize our REIT status or result in additional tax liabilities.

We have entered into certain derivative transactions to protect against interest rate risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Internal Revenue Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Internal Revenue Code could result in penalty taxes or loss of our REIT status. If we elect to contribute the non-qualifying derivatives into a taxable REIT subsidiary to preserve our REIT status, such an action would result in any income from such transactions being subject to federal income taxation.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by our company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	completion of any pending transactions;

•	expected liquidity needs and sources (including capital expenditures and our ability to obtain financing or raise capital);

•	our understanding of our competition;

•	market and industry trends;

•	projected revenues and expenses; and

•	the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth under the section titled “Risk Factors;”

•	general volatility of the capital markets and the market price of our securities;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry and the market in which we operate, interest rates or the general economy; and

•	the degree and nature of our competition.

When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and except as otherwise required by federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the origination or acquisition of hotel debt, the joint venture of hotel investments, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment or improvement of properties in our portfolio, working capital and other general purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges, as adjusted for discontinued operations, and our ratio of earnings to combined fixed charges and preferred stock dividends, as adjusted for discontinued operations, for each of the periods indicated:

	Nine Months Ended
	September 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	*	1.59	*	1.61	1.05	1.45
Ratio of earnings to combined fixed charges and preferred stock dividends	**	1.36	**	1.29	**	1.26

*	For these periods, earnings were less than fixed charges, and the coverage deficiency was approximately $207,096,000 for the nine months ended September 30, 2009 and $756,000 for the year ended December 31, 2007.

**	For these periods, earnings were less than fixed charges and preferred stock dividends, and the coverage deficiency was approximately $221,588,000 for the nine months ended September 30, 2009, $24,746,000 for the year ended December 31, 2007 and $7,650,000 for the year ended December 31, 2005.

For purposes of computing the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends and the amount of coverage deficiency, earnings is computed as pre-tax income from continuing operations before equity method earnings or losses from equity investees plus: (a) fixed charges less preferred unit distribution requirements included in fixed charges but not deducted in the determination of pre-tax income from continuing operations and (b) distributed income of equity investees. Fixed charges consist of (a) interest expenses as no interest was capitalized in the periods presented, (b) amortization of debt issuance costs, discount or premium, (c) the interest component of rent expense, and (d) preferred dividends requirements of a majority-owned subsidiary.

DESCRIPTION OF OUR CAPITAL STOCK

General

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Stock

Our charter provides that we may issue up to 200 million shares of voting common stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.01 per share.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code or “Code,” not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our common stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”

The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.0% of the value of our outstanding capital stock.

Our charter provisions further prohibit:

•	any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants or rights to purchase our common stock.

All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation’s stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

DESCRIPTION OF OUR PREFERRED STOCK

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of the date hereof, 1,487,900 shares of Series A Preferred Stock, 7,447,865 shares of Series B-1 Preferred Stock, and 5,666,797 shares of our Series D Preferred Stock are outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of federal income tax considerations applicable to that preferred stock;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	in addition to those limitations described above under “DESCRIPTION OF CAPITAL STOCK — Restrictions on Ownership and Transfer,” any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•	the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

•	the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable articles supplementary and prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•	amend, alter or repeal the provisions of our charter (including articles supplementary establishing any class or series of preferred stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock or the holders of the preferred stock.

However, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or us,

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Series A Preferred Stock

Our board of directors has classified and designated 3,000,000 shares of Series A Preferred Stock, of which 1,487,900 shares are currently outstanding. The Series A Preferred Stock generally provides for the following rights, preferences and obligations.

Dividend Rights.  The Series A Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.55% on the $25.00 per share liquidation preference.

Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series A Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accumulated, accrued and unpaid dividends (whether or not earned or declared), before any payment or distribution will be made or set aside for holders of any junior stock.

Redemption Provisions.  We may redeem Series A Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Voting Rights.  Holders of Series A Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series A Preferred Stock, voting together as a single class with the holders of all other series of preferred stock that has been granted similar voting rights and is considered parity stock with the Series A Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series A Preferred Stock and shares of any class or series of shares ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Conversion and Preemptive Rights.  The Series A Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series A Preferred Stock have no preemptive rights to subscribe for any securities of our company.

Series B-1 Preferred Stock

Our board of directors has classified and designated 7,447,865 shares of Series B-1 Preferred Stock, all of which are currently outstanding. The Series B-1 Preferred Stock generally provides for the following rights, preferences and obligations.

Dividend Rights.  Holders of Series B-1 Preferred Stock are entitled to receive cumulative cash dividends equal to the greater of $0.14 per share or the prevailing common stock dividend. Additionally, if we breach certain obligations we made to the holders of the Series B-1 Preferred Stock in the purchase agreement for this stock or if we fail to pay dividends on the Series B-1 Preferred Stock for four quarterly dividend periods, the holders of Series B-1 Preferred Stock will be entitled to an additional dividend equal to $0.05015 per share.

Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series B-1 Preferred Stock will be entitled to receive a liquidation preference of

$10.07 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions.  The Series B-1 Preferred Stock is fully redeemable, provided we are in compliance with all financial covenants included in the Series B purchase agreement during the period commencing on the date we give our redemption notice through the redemption date. Any such redemption will be made at a redemption price equal to the liquidation preference of $10.07 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared).

Each holder of Series B-1 Preferred Stock is entitled to require us to redeem the Series B-1 Preferred Stock for 100% of its liquidation value, plus accrued and unpaid distributions whether or not declared, if a change of control occurs, we fail to continue to qualify as a REIT or we cease to be listed for trading on the NYSE, the NASDAQ Stock Market (the “NASDAQ”) or the American Stock Exchange (the “AMEX”). In this event, the redemption price will be equal to the liquidation preference of $10.07 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared).

Voting Rights.  Holders of Series B-1 Preferred Stock are entitled to vote on (i) all matters submitted to the holders of our common stock together with the holders of our common stock as a single class and (ii) certain matters affecting the Series B-1 Preferred Stock as a separate class. In certain circumstances, our board of directors will be expanded by two seats and the holders of Series B-1 Preferred Stock will be entitled to elect these two directors.

So long as any share of Series B-1 Preferred Stock is outstanding, in addition to any other vote or consent of stockholders required by law or by our charter, the affirmative vote of the holders of 66 2/3% of the outstanding shares of Series B-1 Preferred Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a) any amendment, alteration or repeal of any of the provisions of the charter or the articles supplementary creating the Series B-1 Preferred Stock that materially and adversely affects the voting powers, rights, preferences or other terms of the holders of the Series B-1 Preferred Stock;

(b) any issuance of (a) any capital stock or other equity security to which the Series B-1 Preferred Stock would be junior as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or (b) any capital stock or other equity security which has redemption rights which are more favorable in any material respect to the holder of such security than the redemption rights granted to the holders of the Series B-1 Preferred Stock; and

(c) any merger or consolidation of our company and another entity in which we are not the surviving corporation and each holder of Series B-1 Preferred Stock does not receive shares of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the Series B-1 Preferred Stock have with respect to us.

Conversion and Preemptive Rights.  Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of our common stock obtained by dividing $10.07 by the conversion price then in effect. The conversion price is currently $10.07 and is subject to certain adjustments as provided in our charter. Holders of shares of our Series B-1 Preferred Stock have no preemptive rights to subscribe for any securities of our company.

Series D Preferred Stock

Our board of directors has classified and designated 8,000,000 shares of Series D Preferred Stock, 5,666,797 shares of which are currently outstanding. The Series D Preferred Stock generally provides for the following rights, preferences and obligations.

Dividend Rights.  The Series D Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.45% on the $25.00 per share liquidation preference; provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on either the NYSE, AMEX, or NASDAQ, or on a successor exchange and (ii) we are not subject to the reporting requirements of the Exchange Act, the Series D Preferred Stock will accrue a cumulative cash dividend at an annual rate of 9.45% on the $25.00 per share liquidation preference (equivalent to an annual dividend rate of $2.3625 per share), which we refer to as a special distribution.

Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series D Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions.  If at any time both, (i) the Series D Preferred Stock ceases to be listed on either the NYSE, AMEX or NASDAQ, or listed on a successor exchange and (ii) we cease to be subject to the reporting requirement of the Exchange Act, then the Series D Preferred Stock will be redeemable at our option, in whole but not in part, within 90 days of the date upon which the shares cease to be listed or quoted and we cease to be subject to the reporting requirements of the Exchange Act. In such event, the shares of Series D Preferred Stock will be redeemable for a cash redemption price equal to the liquidation value of $25.00 per share, plus accrued and unpaid dividends, whether or not earned or declared, if any, to the redemption date. In addition, during any period in which we are required to pay a special distribution, holders of the Series D Preferred Stock will become entitled to certain information rights related thereto.

Except with respect to the special optional redemption described above and in certain limited circumstances relating to maintaining our ability to qualify as a REIT, we cannot redeem the Series D Preferred Stock prior to July 18, 2012. On and after July 18, 2012, we may redeem the Series D Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Voting Rights.  Holders of Series D Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series D Preferred Stock, voting together as a single class with the holders of all other series of preferred stock that has been granted similar voting rights and is considered parity stock with the Series D Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series D Preferred Stock that would be materially adverse to the rights of holders of Series D Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series D Preferred Stock and shares of any class or series of shares ranking on a parity with the Series D Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Conversion and Preemptive Rights.  The Series D Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our company.

DESCRIPTION OF OUR DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

We may issue securities warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of U.S. federal income tax consequences; and

•	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

DESCRIPTION OF OUR RIGHTS

We may issue rights to purchase our debt securities, common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of the rights certificate applicable to any rights we may offer, see “Where You Can Find More Information.” We urge you to read the applicable rights certificate and any applicable prospectus supplement in their entirety.

The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of debt securities or the number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	a discussion of U.S. federal income tax consequences related to the rights; and

•	any other material terms of the rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

Pursuant to our charter, each member of our board of directors will serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors.

Business Combinations

Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of common stock; and

•	two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our charter includes a provision excluding the corporation from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision. Any such amendment may not be effective until 18 months after the stockholder vote and may not apply to any business combination involving us and an interested stockholder (or affiliate) who became an interested stockholder on or before the date of the vote. We believe that our ownership restrictions will substantially reduce the risk that a stockholder would become an “interested stockholder” within the meaning of the Maryland business combination statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock and, consequently, the applicability of the control share acquisitions unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Amendment to Our Charter

Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•	nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•	by, or at the direction of, our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. Likewise, if our company’s charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Partnership Agreement — Exculpation and Indemnification of the General Partner.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT

Management

Ashford Hospitality Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited partnership units in this partnership. A majority of the limited partnership units not owned by our company are owned by certain of our directors, executive officers and affiliates of such persons. In the future, we may issue additional interests in our operating partnership to third parties.

Pursuant to the partnership agreement of the operating partnership, we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of limited partnership units.

Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of the operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of the operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

General Partner.  The partnership agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

•	in connection with a merger of the operating partnership, a sale of substantially all of the assets of the operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

•	in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to the operating partnership and assumes the duties of the general partner under the operating partnership agreement.

Limited Partner.  The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly owned by his immediate family, without our consent. The partnership agreement contains other restrictions on transfer if, among other things, that transfer:

•	would cause us to fail to comply with the REIT rules under the Internal Revenue Code; or

•	would cause us to become a publicly-traded partnership under the Internal Revenue Code.

Capital Contributions

The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the partnership. The operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests.

The partnership agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

The operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

Under the partnership agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its limited partnership units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the limited partnership units to be redeemed will equal the fair market value of our common stock. The purchase price for the limited partnership units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of limited partnership units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion.

In all cases, however, no limited partner may exercise the redemption right for fewer than 1,000 partnership units or, if a limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner.

Certain of our executive officers hold a special class of partnership units in our operating partnership referred to as long term incentive partnership units, or LTIP units. LTIP units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being LTIP units do not have full economic parity with common units. The LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of $6.26 per share. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP units are not redeemable.

Currently, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common partnership units is 13,226,520. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Conversion Rights

The holders of the Class B common units have the right to convert the Class B common units into ordinary common units on a one-for-one basis at any time. The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. No other limited partners have any conversion rights.

Operations

The partnership agreement requires the partnership to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Internal Revenue Code and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses. These expenses will be treated as expenses of the partnership and will generally include:

•	all expenses relating to our continuity of existence;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership, except that the holders of our Class B common partnership units are entitled to receive an aggregate preferred distribution of $735,806 (approximately $0.201631 per unit) each calendar quarter. Distributions to our Class B common unit holders have priority over distributions to other common unit holders (including us and, therefore, including holders of our common stock) but distributions to our preferred unit holders will have priority over distributions to our Class B common unit holders.

Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder. The partnership will use the “traditional method” under Internal Revenue Code section 704(c) for allocating items with respect to which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution for a hotel.

Amendments

Generally, we, as the general partner of the operating partnership, may amend the partnership agreement without the consent of any limited partner to clarify the partnership agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of 66 2/3% of the limited partnership units, excluding our indirect ownership of limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units.

In addition, the operating partnership may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to the operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary’s obligation as general partner of the partnership. In such case, the surviving entity will amend the operating partnership agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a partnership unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

The partnership agreement of our operating partnership provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

The partnership has a perpetual life, unless dissolved upon:

•	the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the sole owner of the general partner.

Tax Matters

The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Internal Revenue Code on behalf of the partnership. The net income or net loss of the operating partnership will generally be allocated to us and the limited partners in accordance with our respective percentage interests in the partnership, subject to compliance with the provisions of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of securities, and, unless otherwise noted in the following discussion, expresses the opinion of Andrews Kurth LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the limited extent discussed in ‘‘— Taxation of Tax-Exempt Stockholders”), foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders”), investors who hold or will hold securities as part of hedging or conversion transactions, investors subject to federal alternative minimum tax, investors that have a principal place of business or “tax home” outside the United States and investors whose functional currency is not the United States dollar.

The statements of law in this discussion and the opinion of Andrews Kurth LLP are based on current provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

We are currently taxed as a REIT under the federal income tax laws. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

Andrews Kurth LLP has acted as our counsel in connection with the offering. In the opinion of Andrews Kurth LLP for the taxable years ending December 31, 2003 through 2008, we qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and our organization and present and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service (“IRS”) or any court. In addition, Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

•	We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder, as defined below under “— Taxation of U.S. Holders,” would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm’s-length basis.

•	If we fail to satisfy certain asset tests, described below under “— Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

•	We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

1. it is managed by one or more trustees or directors;

2. its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3. it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

4. it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5. at least 100 persons are beneficial owners of its shares or ownership certificates;

6. no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

7. it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9. it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary (“TRS”), all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly owned limited liability company or certain wholly owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” Overall, no more than 20% for taxable years beginning before July 31, 2008, and 25% for taxable years beginning after July 30, 2008, of the value of a REIT’s assets may consist of TRS securities. We formed and made a timely election with respect to two TRSs, Ashford TRS Corporation and Ashford TRS VI Corporation (together with their respective subsidiaries, “Ashford TRSs”). Each of our hotel properties is leased or owned by one of the Ashford TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See “— Taxable REIT Subsidiaries.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends and gain from the sale of shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. In addition, income and gain from “hedging transactions,” as defined in the section below entitled “— Hedging Transactions,” that we entered into after December 31, 2004 and before July 31, 2008 to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from such “hedging transactions” that we enter into after July 30, 2008 will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into after July 30, 2008 primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant other than a TRS from whom we receive rent.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Pursuant to percentage leases, the Ashford TRSs lease each of our properties not owned by a TRS. The percentage leases provide that the Ashford TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by room revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the property owner’s expectation of receiving a pre-tax profit from the lease;

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that the percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	the Partnerships, on the one hand, and Ashford TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

•	Ashford TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

•	Ashford TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

•	Ashford TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

•	Ashford TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

•	Ashford TRSs generally have indemnified the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) Ashford TRSs’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of Ashford TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of Ashford TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by Ashford TRSs;

•	Ashford TRSs are obligated to pay substantial fixed rent for the period of use of the hotels;

•	Ashford TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to Ashford TRSs; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from Ashford TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented to Andrews Kurth LLP that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented to Andrews Kurth LLP that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a “related party tenant”). This rule, however, does not apply to rents for hotels leased to a TRS if an “eligible independent contractor” operates the hotel for the TRS.

A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for Ashford TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for Ashford TRSs.

If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.”

In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under “— Failure to Satisfy Gross Income Tests” is available to us.

In addition to the rent, the Ashford TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

While certain of our existing mezzanine loans are not secured by a direct interest in real property, other of our mezzanine loans are, and future mezzanine loans may be. In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be in the ordinary course of the owning entity’s business. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•	which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets” prior to January 1, 2005, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedged with other types of financial instruments during such years, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. To the extent that we entered into such transactions after December 31, 2004 and before July 31, 2008, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test, but not the 75% income test. To the extent that we enter into hedging transactions after July 30, 2008, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Such income is excluded from gross income in applying the 95% gross income test but not the 75% gross income test. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into after July 30, 2008 by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

We have entered into certain derivative transactions to protect against interest rate risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Internal Revenue Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Internal Revenue Code could result in penalty taxes or loss of our REIT status. If we elect to contribute the non-qualifying derivatives into a taxable REIT subsidiary to preserve our REIT status, such an action would result in any income from such transactions being subject to federal income taxation.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•	Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fourth, no more than 20% for taxable years beginning before July 31, 2008, and 25% for taxable years beginning after July 30, 2008 of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Income Tests.”

We believe that our existing mezzanine loans that are secured only by ownership interests in an entity owning real property qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make or acquire some mezzanine loans that are secured only by a first priority security interest in ownership interests in a partnership or limited liability company and that do not qualify for the safe harbor in Revenue Procedure 2003-65 relating to the 75% asset test and that do not qualify as “straight debt” for purposes of the 10% value test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for the reduced U.S. federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders

The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is a “U.S. person.” A U.S. person means:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership. The following section addresses the treatment of a U.S. holder that holds our stock; the treatment of a U.S. holder that holds our debt securities is discussed below under “— Holders of Debt Securities.”

Taxation of Taxable U.S. Holders of Stock

As long as we qualify as a REIT, (1) a taxable U.S. holder of our stock must take into account distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or as ordinary income, and (2) a corporate U.S. holder of our stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 15% tax rate (through 2010) for “qualified dividend income.” Without future congressional action, the maximum tax rate on qualified dividend income will move to 39.6% in 2011. Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as Ashford TRSs, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. holder. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. In addition, if we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Holders on the Disposition of Stock

In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35%. In general, the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification” above); and

•	either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “— Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

The portion of a distribution that is received by a non-U.S. holder that we cannot designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by tax treaty.

Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If our stock constitutes a United States real property interest, as defined below, unless we are a “domestically-controlled REIT,” as defined below or the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and the non-U.S. holder does not own more than 5% of such class of stock at any time during the taxable year within which the distribution is received, we must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, such as our stock, shall not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 5% of such class of stock at any time during the taxable year within which the distribution is received. The distribution will be treated as an ordinary dividend to the non-U.S. holder and taxed as an ordinary dividend that is not a capital gain. A non-U.S. holder is not required to file a U.S. federal income tax return by reason of receiving such a distribution, and the branch profits tax no longer applies to such a distribution. However, the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.

Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest shall retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and shall be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT. A “wash sale” rule is also applicable to transactions involving certain dispositions of REIT stock to avoid FIRPTA tax on dispositions of United States real property interests.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 5% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is “regularly traded” on an established securities market. To the extent that our stock will be regularly traded on an established securities market, a non-U.S. holder will not incur tax under FIRPTA unless it owns more than 5% of our stock. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

Tax Aspects of Our Investments in the Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “Federal Income Tax Consequences of Our Status as a REIT — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Federal Income Tax Consequences of Our Status as a REIT — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties.  Income, gains, losses, deductions, and credits attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Treasury regulations require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

Basis in Partnership Interest.  Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the operating partnership;

•	increased by our allocable share of the operating partnership’s income and gains and our allocable share of indebtedness of the operating partnership; and

•	reduced, but not below zero, by our allocable share of the operating partnership’s losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  To the extent that the operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by the operating partnership. The operating partnership depreciates such depreciable hotel property under either the modified accelerated cost recovery system of depreciation (“MACRS”) or the alternative depreciation system of depreciation (“ADS”). The operating partnership uses MACRS for furnishings and equipment. Under MACRS, the operating partnership generally depreciates such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the operating partnership places more than

40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The operating partnership uses ADS for buildings and improvements. Under ADS, the operating partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention.

To the extent that the operating partnership acquires hotels in exchange for its units of limited partnership interest, its initial basis in each hotel for federal income tax purposes should be the same as the transferor’s basis in that hotel on the date of acquisition. Although the law is not entirely clear, the operating partnership generally depreciates such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The operating partnership’s tax depreciation deductions are allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws to use a method for allocating depreciation deductions attributable to the hotels or other contributed properties that results in our receiving a disproportionately large share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Federal Income Tax Consequences of Our Status as a REIT — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated for federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

The IRS recently published proposed Treasury regulations that would require a share-by-share determination upon redemption so that a holder with varying tax basis for its shares of preferred stock could have taxable income with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire redemption distribution. Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred stock to the remaining shares of our stock held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received.

Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are dividends in arrears on the shares at the time of conversion into common stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Warrants

Upon the exercise of a warrant for common stock, a holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the tax basis in such stockholder’s warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the stockholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

Holders of Debt Securities

U.S. Holders

Payments of Interest.  In general, except as described below under “— Original Issue Discount,” interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for United States federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.

Original Issue Discount.  If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial U.S. holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “— Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “— Amortizable Premium.” You should consult with your own tax advisors about this election.

Market Discount.  If you purchase a debt security for less than the stated redemption price of the debt security at maturity, if the debt security was issued without OID, or the adjusted issue price, if the debt security was issued with OID, the difference is considered market discount to the extent it exceeds a specified de minimis exception. Under the de minimis exception, market discount is treated as zero if the market discount is less than 1/4 of one percent of the stated redemption price of the debt security multiplied by the number of complete years to maturity from the date acquired. If you acquire a debt security at a market discount, you will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of that debt security to the extent of the market discount which has not previously been included in your income and is treated as having accrued at the time of the payment or disposition. In addition, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the debt security until the debt security is disposed of in a taxable transaction, unless you elect to include market discount in income as it accrues.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Premium.  If you purchase a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to the amount of that excess. You generally may elect to amortize the premium using a constant yield method over the remaining term of the debt security. The amount amortized in any year will be treated as a reduction of your interest income from the debt security. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. This election to amortize premium on a constant yield method will also apply to all debt obligations you hold or subsequently acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Sale, Exchange and Retirement of Debt Securities.  Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID and market discount that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest that will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Except as described above with respect to market discount with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities. If so specified in the prospectus supplement or supplements relating to the debt securities of a series, we or you may have the option to extend the maturity of those debt securities. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities.

If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue debt securities and have an option or combination of options to extend the term of those debt securities, we will be presumed to exercise such option or options in a manner that minimizes the yield on those debt securities. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on those debt securities. If we exercise such option or options to extend the term of those debt securities, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, those debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price on the date.

You should carefully examine the prospectus supplement or supplements relating to any such debt securities, and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

Information Reporting and Backup Withholding.  In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient (such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-U.S. holder of debt securities.

U.S. Federal Withholding Tax.  Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•	you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:

•	IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax.  If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person as defined in the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax.  Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “— U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding.  Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Taxable REIT Subsidiaries

As described above, we own 100% of the stock of two TRSs, Ashford TRS Corporation and Ashford TRS VI Corporation. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% for taxable years beginning before July 31, 2008, and 25% for taxable years beginning after July 30, 2008, of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

•	such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

•	such person does not own, directly or indirectly, more than 35% of our stock;

•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

•	we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.

We have formed and made a timely election with respect to Ashford TRS Corporation and Ashford TRS VI Corporation, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

The common shares, preferred shares, debt securities, warrants and rights may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;

•	the purchase price, the proceeds from that sale and the expected use of such proceeds;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

The consolidated financial statements of Ashford Hospitality Trust, Inc. and subsidiaries included in its Current Report on Form 8-K filed on September 11, 2009, and the effectiveness of Ashford Hospitality Trust, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth LLP, Dallas, Texas. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Andrews Kurth LLP. Certain legal matters related to the offering will be passed upon for the underwriters by DLA Piper LLP (US), Raleigh, North Carolina. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan & Hartson L.L.P., Baltimore, Maryland. Andrews Kurth LLP and DLA Piper LLP (US) will rely on the opinion of Hogan & Hartson L.L.P., Baltimore, Maryland as to all matters of Maryland law. The wife of Mr. David Kimichik, our Chief Financial Officer, is a partner at Andrews Kurth LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.ahtreit.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is complete, including, but not limited to, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2008, as amended by a Form 10-K/A filed with the Commission on May 5, 2009;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•	our current reports on Form 8-K filed with the SEC on January 7, 2009, January 20, 2009 (with respect to Item 8.01), January 29, 2009, March 5, 2009, April 8, 2009, April 22, 2009, June 18, 2009, July 8, 2009, September 4, 2009, September 11, 2009 (which updates certain portions of our annual report on Form 10-K for the year ended December 31, 2008) and October 15, 2009.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

          Shares

     % Series E Cumulative Preferred Stock
(Liquidation Preference $25 per Share)

PROSPECTUS SUPPLEMENT

April   , 2011

Joint Book-Running Managers

Citi

BofA Merrill Lynch

UBS Investment Bank

Senior Co-Managers

Deutsche Bank Securities

Stifel Nicolaus Weisel

Co-Managers

Baird

Credit Agricole CIB

Credit Suisse

FBR Capital Markets

KeyBanc Capital Markets